EXHIBIT 99.1

News Release

April 27, 2006	Page 1 of 3

NEWELL RUBBERMAID REPORTS
FIRST QUARTER 2006 RESULTS
Strong First Quarter Internal Sales Growth and Gross Margin Expansion
Company Raises Full Year Internal Sales and EPS Guidance
ATLANTA, April 27, 2006 — Newell Rubbermaid Inc. (NYSE: NWL) today reported its first quarter 2006 results, delivering strong sales growth and continuing earnings per share that exceeded company guidance. Net sales in the first quarter 2006 were $1.48 billion, compared to $1.36 billion in the prior year, an increase of 8.9 percent. Internal sales increased 4.8 percent and were primarily driven by strong core sales growth and favorable pricing, partially offset by unfavorable foreign currency.
“I am proud of the entire Newell Rubbermaid team for delivering strong sales growth and margin expansion while embracing the company’s revised strategy of building Brands That Matter, creating scale advantages through horizontal integration, commercializing innovation across the enterprise and creating a structure for business globalization,” said Mark Ketchum, chief executive officer of Newell Rubbermaid. “We are making the necessary investments as we transform the business for long-term success.”
Excluding restructuring charges related to Project Acceleration and impairment charges, income from continuing operations was $129.9 million, or $0.47 per share, for the quarter ended March 31, 2006, compared to $89.4 million, or $0.33 per share, in the prior year. Income from continuing operations for the first quarter 2006 included a tax benefit of $78.0 million, or $0.28 per share, versus a tax benefit of $58.6 million, or $0.21 per share, in the first quarter of 2005. Income from continuing operations for the quarter ended March 31, 2006, was $56.4 million, or $0.21 per share, compared to $89.4 million, or $0.33 per share, in the prior year. A reconciliation of the results “as reported” to results “excluding charges” is attached to this press release.
“We are moving from Newell’s historic focus on excellence in manufacturing and distributing products to excellence in innovating and marketing brands,” added Ketchum. The company’s Invest and Fix businesses exceeded internal plans. The Calphalon, Goody, Graco and Rubbermaid Commercial businesses grew double digits for the quarter, along with high single-digit growth in the Rubbermaid Food, and IRWIN and LENOX branded tool businesses. Businesses categorized as Fix also delivered sales growth in the quarter, benefiting from the timing of certain sales and favorable year-over-year comparisons.
Gross margin for the first quarter 2006 improved to 30.9 percent, a 340 basis point improvement over the prior year. The company’s favorable pricing, productivity savings, and mix, driven largely by the DYMO acquisition, more than offset the impact of raw material inflation.
Related to Project Acceleration, the company recorded restructuring charges of $29.8 million in the first quarter of 2006. The company also recorded a non-cash impairment charge of $50.9 million in the quarter to write off the goodwill for certain businesses in the company’s Home Fashions segment.
Net cash used in operating activities was $11.7 million in the first quarter 2006, consistent with the
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Nancy de Jonge Davis
Vice President, Investor Relations &
Corporate Communications
Cari Davidson
Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

News Release

April 27, 2006	Page 2 of 3

company’s guidance, compared to net cash provided by operating activities of $55.5 million in the prior year. The decrease was primarily driven by an approximately $21 million payment to fund the company’s 401(k) defined contribution retirement plan, and the timing of payments related to certain accrued liabilities. Capital expenditures in the first quarter 2006 were $25.3 million, compared to $23.1 million in the prior year. The company paid a strong dividend in the quarter of $58.2 million, or $0.21 per share.
2006 Outlook
Second Quarter
The company expects diluted earnings per share from continuing operations for the second quarter 2006 to be in the range of $0.39 to $0.43. This outlook does not include approximately $20 to $35 million ($15 to $30 million after tax) of Project Acceleration restructuring charges.
The company expects internal sales growth in the low single-digit range in the second quarter 2006, cash from operating activities in the range of $20 to $60 million and capital expenditures in the range of $30 to $40 million. Dividends are expected to be approximately $58 million.
Full Year
The company now expects internal sales for the full year 2006 to grow in the low single digits, up from the previous flat sales guidance, driven by low- to mid-single digit growth in the company’s Invest businesses and mid-single digit declines in its Fix businesses. The company now expects gross margin expansion of 200 to 250 basis points.
Excluding restructuring charges associated with Project Acceleration and impairment charges, the company now expects earnings per share from continuing operations of $1.65 to $1.75 for the full year, an increase of $0.10 per share over the previous range. This increase reflects the company’s higher than expected tax benefit, higher sales outlook, improvement in gross margin and increased SG&A investments. The company continues to expect $550 to $600 million in cash from operating activities, including approximately $100 million of cash restructuring charges associated with Project Acceleration. The company also continues to expect capital expenditures of $125 to $150 million and dividends of approximately $232 million for the full year 2006.
A reconciliation of the 2006 earnings per share outlook is as follows:

	Q1 2006	Q2 2006	Full Year
Diluted earnings per share from continuing operations (as reported):	$0.21	$0.31 - $0.35	$0.90 - $1.00

Impairment charge	$0.18	—	$0.18
Restructuring charges	$0.08	$0.06 - $0.10	$0.52 - $0.62

Diluted earnings per share from continuing operations (excluding charges):	$0.47	$0.39 - $0.43	$1.65 - $1.75
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Nancy de Jonge Davis
Vice President, Investor Relations &
Corporate Communications
Cari Davidson
Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

News Release

April 27, 2006	Page 3 of 3

Conference Call
The company’s first quarter 2006 earnings conference call is scheduled for today, April 27, 2006, at 8:30 a.m. ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s website at www.newellrubbermaid.com. The webcast will be available for replay for two weeks.
Caution Concerning Forward-Looking Statements
The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of Project Acceleration, sales, income/(loss), earnings per share, operating income or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring, impairment and other charges, potential losses on divestiture, costs and cost savings and the value thereof, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “expect,” “project,” “will,” “enable,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials used by the company; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations in the face of foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; our ability to complete strategic acquisitions; our ability to integrate previously acquired businesses; the risks inherent in our foreign operations and those factors listed in the company’s 2005 Annual Report on Form 10-K, filed with the Securities and Exchange Commission.
Non-GAAP Financial Measures
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
About the Company
Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with 2005 sales of $6.3 billion and a strong portfolio of brands, including: Sharpie®, Paper Mate®, DYMO®, EXPO®, Waterman®, Parker®, Rolodex®, IRWIN®, LENOX®, BernzOmatic®, Rubbermaid®, Graco®, Calphalon® and Goody®. The company is headquartered in Atlanta, Ga., and has approximately 28,000 employees worldwide.
This press release and additional information about the company are available on the company’s website at www.newellrubbermaid.com.
Newell Rubbermaid Inc.
Atlanta, GA
Securities Listed
NYSE
Common Stock
(Symbol: NWL)
www.newellrubbermaid.com
Nancy de Jonge Davis
Vice President, Investor Relations &
Corporate Communications
Cari Davidson
Manager, Public Relations
10B Glenlake Parkway
Suite 300
Atlanta, GA 30328
Phone: 770-407-3994
Fax: 770-407-3983

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)
Reconciliation of Results “As Reported” to Results “Excluding Charges”

	Three Months Ended March 31,
	2006			2005			YOY
	As Reported	Charges (1)	Excl. Charges	As Reported	Charges (2)	Excl. Charges	% Change
Net sales	$1,484.8		$1,484.8	$1,363.1		$1,363.1	8.9%
Cost of products sold	1,026.0	—	1,026.0	988.4	—	988.4

GROSS MARGIN	458.8	—	458.8	374.7	—	374.7	22.4%
% of sales	30.9%		30.9%	27.5%		27.5%

Selling, general & administrative expense	346.9	—	346.9	297.6	—	297.6	16.6%
% of sales	23.4%		23.4%	21.8%		21.8%

Impairment charge	50.9	(50.9)	—	—	—	—
Restructuring costs	29.8	(29.8)	—	5.9	—	5.9

OPERATING INCOME	31.2	80.7	111.9	71.2	—	71.2	57.2%
% of sales	2.1%		7.5%	5.2%		5.2%

Nonoperating expenses:
Interest expense, net	33.7	—	33.7	30.8	—	30.8
Other expense (income)	3.1	—	3.1	(2.3)	—	(2.3)

	36.8	—	36.8	28.5	—	28.5	29.1%

(LOSS) INCOME BEFORE INCOME TAXES	(5.6)	80.7	75.1	42.7	—	42.7	75.9%
% of sales	(0.4)%		5.1%	3.1%		3.1%

Income taxes	(62.0)	7.2	(54.8)	(46.7)	—	(46.7)	17.3%
Effective rate	1107.1%		(73.0)%	(109.4)%		(109.4)%

INCOME FROM CONTINUING OPERATIONS	56.4	73.5	129.9	89.4	—	89.4	45.3%
% of sales	3.8%		8.7%	6.6%		6.6%

Discontinued operations, net of tax:
Net loss	(1.6)	1.6	—	(52.8)	52.8	—

NET INCOME	$54.8	$75.1	$129.9	$36.6	$52.8	$89.4	45.3%

% of sales	3.7%		8.7%	2.7%		6.6%

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.21	$0.27	$0.47	$0.33	$—	$0.33
Diluted	$0.21	$0.27	$0.47	$0.33	$—	$0.33

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.01)	$0.01	$—	$(0.19)	$0.19	$—
Diluted	$(0.01)	$0.01	$—	$(0.19)	$0.19	$—

EARNINGS PER SHARE:
Basic	$0.20	$0.27	$0.47	$0.13	$0.19	$0.33
Diluted	$0.20	$0.27	$0.47	$0.13	$0.19	$0.33

Average shares outstanding:
Basic	274.5	274.5	274.5	274.4	274.4	274.4
Diluted	275.0	275.0	283.3	274.9	274.9	274.9

(1)	Charges excluded from “as reported” results for 2006 consist of a $50.9 million impairment charge, $29.8 million of Project Acceleration restructuring costs, and a $1.6 million net loss related to discontinued operations.

(2)	Charges excluded from “as reported” results for 2005 consist of a $52.8 million net loss related to discontinued operations.

Newell Rubbermaid Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in millions)

	March 31,	March 31,
	2006	2005
Assets:
Cash and cash equivalents	$176.1	$429.8
Accounts receivable, net	1,043.4	1,014.4
Inventories, net	997.6	1,030.8
Deferred income taxes	105.1	74.0
Prepaid expenses and other	130.2	121.5
Current assets of discontinued operations	—	116.0

Total Current Assets	2,452.4	2,786.5

Other assets	190.1	190.8
Property, plant and equipment, net	929.1	1,174.7
Goodwill	2,373.3	1,819.9
Deferred income taxes	—	13.4
Other intangible assets, net	424.6	308.8
Non-current assets of discontinued operations	—	38.1

Total Assets	$6,369.5	$6,332.2

Liabilities and Stockholders’ Equity:

Notes payable	$2.3	$18.5
Accounts payable	605.9	608.1
Accrued compensation	113.0	115.5
Other accrued liabilities	643.7	634.1
Income taxes payable	—	0.1
Current portion of long-term debt	411.4	195.4
Current liabilities of discontinued operations	—	59.4

Total Current Liabilities	1,776.3	1,631.1

Long-term debt	2,325.9	2,383.8
Other non-current liabilities	609.2	581.6
Long-term liabilities of discontinued operations	—	2.5

Stockholders’ Equity	1,658.1	1,733.2

Total Liabilities and Stockholders’ Equity	$6,369.5	$6,332.2

Newell Rubbermaid Inc.
CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
(in millions)

	For The Three Months Ended March 31,
	2006	2005
Operating Activities:
Net income	$54.8	$36.6
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	53.5	53.9
Impairment charges	50.9	—
Non-cash restructuring costs	17.9	3.2
Deferred income taxes	32.8	10.8
Loss (Gain) on sale of assets/debt extinguishment	1.4	(3.7)
Stock-based compensation expense	6.9	1.3
Loss on disposal of discontinued operations	1.6	49.1
Other	(3.3)	(3.4)
Changes in current accounts, excluding the effects of acquisitions:
Accounts receivable	168.2	173.1
Inventories	(115.4)	(121.7)
Accounts payable	(44.8)	(26.8)
Accrued liabilities and other	(236.2)	(130.1)
Discontinued operations	—	13.2

Net cash (used in) provided by operating activities	$(11.7)	$55.5

Investing Activities:
Acquisitions, net of cash acquired	$(23.2)	$(30.3)
Capital expenditures	(25.3)	(23.1)
Disposals of non-current assets and sale of businesses	29.8	12.9

Net cash used in investing activities	$(18.7)	$(40.5)

Financing Activities:
Proceeds from issuance of debt	$148.3	$1.9
Payments on notes payable and long-term debt	(1.9)	(31.1)
Cash dividends	(58.2)	(58.0)
Proceeds from exercised stock options and other	2.0	—

Net cash provided by (used in) financing activities	$90.2	$(87.2)

Exchange rate effect on cash and cash equivalents	$0.8	$(3.6)

Increase (Decrease) in cash and cash equivalents	60.6	(75.8)
Cash and cash equivalents at beginning of year	115.5	505.6

Cash and cash equivalents at end of period	$176.1	$429.8

Newell Rubbermaid Inc.
Calculation of Free Cash Flow (1)
Free Cash Flow (in millions):

	For The Three Months Ended March 31,
	2006	2005
Net cash (used in) provided by operating activities	$(11.7)	$55.5
Capital expenditures	(25.3)	(23.1)

Free Cash Flow	$(37.0)	$32.4

(1)	Free Cash Flow is defined as cash flow (used in) provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.
Financial Worksheet
In Millions

	2006					2005
		Excluding Charges Reconciliation (1)					Excluding Charges Reconciliation (1)				Year-over-year changes
		Reported	Excluded	Ex Charges	Operating		Reported	Excluded	Ex Charges	Operating	Net Sales		Operating Income
	Net Sales	OI	Charges	OI	Margin	Net Sales	OI	Charges	OI	Margin	$	%	$	%
Q1:
Cleaning & Organization	$333.1	$21.3	$—	$21.3	6.4%	$300.4	$12.4	$—	$12.4	4.1%	$32.7	10.9%	$8.9	71.6%
Office Products	390.8	32.3	—	32.3	8.3%	332.8	33.5	—	33.5	10.1%	58.0	17.4%	(1.2)	(3.5)%
Tools & Hardware	276.8	33.1	—	33.1	12.0%	276.4	26.7	—	26.7	9.7%	0.4	0.2%	6.4	24.1%
Home Fashions	196.1	12.9	—	12.9	6.6%	198.3	(4.5)	—	(4.5)	(2.3%)	(2.2)	(1.1)%	17.4	386.4%
Other	288.0	29.9	—	29.9	10.4%	255.2	18.5	—	18.5	7.2%	32.8	12.8%	11.4	61.4%

Impairment Charge		(50.9)	50.9	—			—	—	—				—
Restructuring Costs		(29.8)	29.8	—			(5.9)	—	(5.9)				5.9
Corporate		(17.6)	—	(17.6)			(9.5)	—	(9.5)				(8.0)	84.1%

Total	$1,484.8	$31.2	$80.7	$111.9	7.5%	$1,363.1	$71.2	$—	$71.2	5.2%	$121.7	8.9%	$40.7	57.2%

Newell Rubbermaid Inc.
Three Months Ended March 31, 2006
In Millions

	2006			2005	Year-over-year Increase (Decrease)
	Sales as	Currency	Adjusted	Sales as	Excluding	Including	Currency
	Reported	Impact	Sales	Reported	Currency	Currency	Impact
Currency Analysis

By Segment

Cleaning & Organization	$333.1	$(1.4)	$331.7	$300.4	10.4%	10.9%	0.5%
Office Products	390.8	8.4	399.2	332.8	20.0%	17.4%	(2.5)%
Tools & Hardware	276.8	1.2	278.0	276.4	0.6%	0.2%	(0.4)%
Home Fashions	196.1	6.9	203.0	198.3	2.4%	(1.1)%	(3.5)%
Other	288.0	2.3	290.3	255.2	13.8%	12.8%	(0.9)%

Total Company	$1,484.8	$17.4	$1,502.2	$1,363.1	10.2%	8.9%	(1.3)%

By Geography

United States	$1,064.8	$0.0	$1,064.8	$954.7	11.5%	11.5%	(0.0)%
Canada	83.3	(5.4)	77.9	72.2	8.0%	15.4%	7.5%

North America	1,148.1	(5.4)	1,142.8	1,026.9	11.3%	11.8%	0.5%

Europe	248.3	23.9	272.1	257.5	5.7%	(3.6)%	(9.3)%
Central & South America	47.4	(2.7)	44.6	41.6	7.4%	14.0%	6.5%
All Other	41.1	1.6	42.7	37.1	15.1%	10.7%	(4.4)%

Total Company	$1,484.8	$17.4	$1,502.2	$1,363.1	10.2%	8.9%	(1.3)%

Newell Rubbermaid Inc.
2004-2005 Quarterly Segment Sales and Operating Income
Restatement to Reflect the Realignment of Certain European Businesses to the Other Segment
April 27, 2006
The company has updated its segment reporting to reflect the realignment of the company’s European Little Tikes and Graco businesses, previously reported in the Cleaning & Organization segment, now reporting in the Other segment. The schedule below shows these businesses as part of the Other segment.

	Q1					Q2					Q3					Q4					Full Year
				Ex.					Ex.					Ex.					Ex.					Ex.
		Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges
2005	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin

Cleaning & Organization	$300.4	$12.4	—	$12.4	4.1%	$365.0	$23.0	—	$23.0	6.3%	$375.9	$51.1	—	$51.1	13.6%	$432.8	$21.8	—	$21.8	5.0%	$1,474.2	$108.4	—	$108.4	7.4%
Office Products	332.8	33.5	—	33.5	10.1%	495.5	98.9	—	98.9	20.0%	427.8	59.9	—	59.9	14.0%	457.2	73.7	—	73.7	16.1%	1,713.3	266.0	—	266.0	15.5%
Tools & Hardware	276.4	26.7	—	26.7	9.7%	315.5	49.3	—	49.3	15.6%	318.9	46.3	—	46.3	14.5%	349.5	48.8	—	48.8	14.0%	1,260.3	171.1	—	171.1	13.6%
Home Fashions	198.3	(4.5)	—	(4.5)	(2.3%)	212.0	3.6	—	3.6	1.7%	203.8	13.8	—	13.8	6.8%	209.9	9.8	—	9.8	4.7%	824.0	22.7	—	22.7	2.8%
Other	255.2	18.5	—	18.5	7.2%	257.6	22.8	—	22.8	8.9%	258.4	29.8	—	29.8	11.5%	299.6	35.5	—	35.5	11.8%	1,070.7	106.6	—	106.6	10.0%
Corporate	—	(9.5)	—	(9.5)		—	(9.7)	—	(9.7)		—	(10.1)	—	(10.1)		—	(16.7)	—	(16.7)		—	(46.0)	—	(46.0)
Impairment	—	—	—	—		—	(31.4)	31.4	—		—	(8.8)	8.8	—		—	5.9	(5.9)	—		—	(34.4)	34.4	—
Restructuring	—	(5.9)	—	(5.9)		—	(0.7)	—	(0.7)		—	(14.6)	—	(14.6)		—	(51.0)	51.3	0.3		—	(72.2)	51.3	(20.9)

Continuing Operations	1,363.1	71.2	—	71.2	5.2%	1,645.6	155.8	31.4	187.2	11.4%	1,584.8	167.4	8.8	176.2	11.1%	1,749.0	127.8	45.4	173.2	9.9%	6,342.5	522.2	85.7	607.9	9.6%

	Q1					Q2					Q3					Q4					Full Year
				Ex.					Ex.					Ex.					Ex.					Ex.
		Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges			Reported	Charges	Charges
2004	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin	Sales	OI	(1)	OI	Margin

Cleaning & Organization	$367.4	$13.9	3.5	$17.4	4.7%	$392.0	$11.1	5.2	$16.3	4.2%	$384.8	$29.5	—	$29.5	7.7%	$408.7	$39.3	—	$39.3	9.6%	$1,552.9	$94.0	$8.7	$102.7	6.6%
Office Products	332.8	31.8	—	31.8	9.6%	489.2	95.5	0.3	95.8	19.6%	424.3	61.5	—	61.5	14.5%	439.9	73.2	—	73.2	16.6%	1,686.2	261.9	0.4	262.3	15.6%
Tools & Hardware	274.3	43.0	—	43.0	15.7%	300.3	43.5	3.1	46.6	15.5%	300.6	45.1	—	45.1	15.0%	343.5	50.1	—	50.1	14.6%	1,218.7	181.8	3.0	184.8	15.2%
Home Fashions	226.8	3.9	0.6	4.5	2.0%	224.2	5.2	4.1	9.3	4.1%	228.1	15.9	—	15.9	7.0%	227.7	8.1	—	8.1	3.6%	906.8	33.0	4.8	37.8	4.2%
Other	260.8	18.9	—	18.9	7.2%	271.7	18.3	0.1	18.4	6.8%	270.9	25.2	—	25.2	9.3%	311.8	36.3	—	36.3	11.6%	1,115.2	98.7	0.1	98.8	8.9%
Corporate	—	(7.4)	—	(7.4)		—	(9.7)	—	(9.7)		—	(10.2)	—	(10.2)		—	(12.0)	—	(12.0)		—	(39.4)	—	(39.4)
Impairment	—	—	—	—		—	(25.1)	25.1	—		—	(270.0)	270.0	—		—	—	—	—		—	(295.1)	295.1	—
Restructuring	—	(21.2)	21.2	—		—	(17.7)	17.7	—		—	(0.4)	0.4	—		—	(4.9)	4.9	—		—	(44.2)	44.2	—

Continuing Operations	1,462.1	82.9	25.3	108.2	7.4%	1,677.4	121.1	55.7	176.8	10.5%	1,608.7	(103.5)	270.4	167.0	10.4%	1,731.6	190.1	4.9	195.0	11.3%	6,479.8	290.7	356.3	647.0	10.0%

(1)	Charges are primarily related to restructuring, asset impairment, product line exits, acquisitions and divestitures

Newell Rubbermaid Inc.
Quarterly Income Statements
Restatement to Reflect the Realignment of Certain European Businesses to the Other Segment
April 27, 2006
The company has updated its segment reporting to reflect the realignment of the company’s European Little Tikes and Graco businesses, previously reported in the Cleaning & Organization segment, now reporting in the Other segment. The schedule below shows these businesses as part of the Other segment.

	Q1			Q2			Q3			Q4			Full Year
		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding
2005	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges

Net Sales	1,363.1	—	1,363.1	1,645.6	—	1,645.6	1,584.8	—	1,584.8	1,749.0	—	1,749.0	6,342.5	—	6,342.5
GROSS MARGIN	374.7	—	374.7	508.1	—	508.1	498.3	—	498.3	513.4	—	513.4	1,894.4	—	1,894.4
SG&A	(297.6)	—	(297.6)	(320.2)	—	(320.2)	(307.5)	—	(307.5)	(340.5)	—	(340.5)	(1,265.6)	—	(1,265.6)
Impairment	—	—	—	(31.4)	31.4	—	(8.8)	8.8	—	5.9	(5.9)	—	(34.4)	34.4	—
Restructuring	(5.9)	—	(5.9)	(0.7)	—	(0.7)	(14.6)	—	(14.6)	(51.0)	51.3	0.3	(72.2)	51.3	(20.9)
OPERATING INCOME	71.2	—	71.2	155.8	31.4	187.2	167.4	8.8	176.2	127.8	45.4	173.2	522.2	85.7	607.9
Non-Operating Expense	(28.5)	—	(28.5)	(32.9)	—	(32.9)	(33.7)	—	(33.7)	(8.9)	—	(8.9)	(104.1)	—	(104.1)
Income Taxes	46.7	—	46.7	(41.1)	(6.9)	(48.0)	(33.3)	5.1	(28.2)	(34.1)	(16.8)	(50.9)	(61.7)	(18.7)	(80.4)

Income from Continuing Operations	89.4	—	89.4	81.8	24.5	106.3	100.4	13.9	114.3	84.8	28.6	113.4	356.4	67.0	423.4

Discontinued Operations, net	(52.8)	52.8	—	(15.6)	15.6	—	(28.9)	28.9	—	(7.8)	7.8	—	(105.1)	105.1	—

NET INCOME	36.6	52.8	89.4	66.2	40.1	106.3	71.5	42.8	114.3	77.0	36.4	113.4	251.3	172.1	423.4

EARNINGS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.33	$—	$0.33	$0.30	$0.09	$0.39	$0.37	$0.05	$0.42	$0.31	$0.10	$0.41	$1.30	$0.24	$1.54
Diluted	$0.33	$—	$0.33	$0.30	$0.09	$0.39	$0.37	$0.05	$0.42	$0.31	$0.10	$0.41	$1.30	$0.24	$1.54

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.19)	$0.19	$—	$(0.06)	$0.06	$—	$(0.11)	$0.11	$—	$(0.03)	$0.03	$—	$(0.38)	$0.38	$—
Diluted	$(0.19)	$0.19	$—	$(0.06)	$0.06	$—	$(0.11)	$0.11	$—	$(0.03)	$0.03	$—	$(0.38)	$0.38	$—

EARNINGS PER SHARE:
Basic	$0.13	$0.19	$0.33	$0.24	$0.15	$0.39	$0.26	$0.16	$0.42	$0.28	$0.13	$0.41	$0.92	$0.63	$1.54
Diluted	$0.13	$0.19	$0.33	$0.24	$0.15	$0.39	$0.26	$0.16	$0.42	$0.28	$0.13	$0.41	$0.91	$0.63	$1.54

Average shares outstanding:
Basic	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4
Diluted	274.9	274.9	274.9	274.7	274.7	274.7	275.0	275.0	275.0	274.9	274.9	274.9	274.9	274.9	274.9

(1)	Charges are related to asset impairment and divestitures.

Newell Rubbermaid
Quarterly Income Statements
Restatement to Reflect the Realignment of Certain European Businesses to the Other Segment
April 27, 2006
The company has updated its segment reporting to reflect the realignment of the company’s European Little Tikes and Graco businesses, previously reported in the Cleaning & Organization segment, now reporting in the Other segment. The schedule below shows these businesses as part of the Other segment.

	Q1			Q2			Q3			Q4			Full Year
		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding		Charges	Excluding
2004	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges	Reported	(1)	Charges

Net Sales	1,462.1	—	1,462.1	1,677.4	—	1,677.4	1,608.7	—	1,608.7	1,731.6	—	1,731.6	6,479.8	—	6,479.8
GROSS MARGIN	397.1	3.9	401.0	477.1	11.4	488.5	459.2	—	459.2	505.4	—	505.4	1,838.8	15.3	1,854.1
SG&A	(293.0)	0.2	(292.8)	(313.2)	1.5	(311.7)	(292.3)	—	(292.3)	(310.4)	—	(310.4)	(1,208.8)	1.6	(1,207.2)
Impairment	—	—	—	(25.1)	25.1	—	(270.0)	270.0	—	—	—	—	(295.1)	295.1	—
Restructuring	(21.2)	21.2	—	(17.7)	17.7	—	(0.4)	0.4	—	(4.9)	4.9	—	(44.2)	44.2	—
OPERATING INCOME	82.9	25.3	108.2	121.1	55.7	176.8	(103.5)	270.5	167.0	190.1	4.9	195.0	290.7	356.3	647.0
Non Operating Expense	(33.2)	—	(33.2)	(31.2)	—	(31.2)	(29.2)	—	(29.2)	(22.6)	—	(22.6)	(116.1)	—	(116.1)
Income Taxes	(16.2)	(8.7)	(24.9)	(18.2)	(17.3)	(35.5)	(22.9)	(16.1)	(39.0)	(46.6)	(1.3)	(47.9)	(104.0)	(43.3)	(147.3)

Income from Continuing Operations	33.5	16.6	50.1	71.7	38.4	110.1	(155.6)	254.4	98.8	120.9	3.6	124.5	70.6	313.0	383.6

Discontinued Operations	(108.4)	108.4	—	(10.7)	10.7	—	(70.8)	70.8	—	3.2	(3.2)	—	(186.7)	186.7	—

NET (LOSS) INCOME	(74.9)	125.0	50.1	61.0	49.1	110.1	(226.4)	325.2	98.8	124.1	0.4	124.5	(116.1)	499.7	383.6

EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.12	$0.06	$0.18	$0.26	$0.14	$0.40	$(0.57)	$0.93	$0.36	$0.44	$0.01	$0.45	$0.26	$1.14	$1.40
Diluted	$0.12	$0.06	$0.18	$0.26	$0.14	$0.40	$(0.57)	$0.93	$0.36	$0.44	$0.01	$0.45	$0.26	$1.14	$1.40

LOSS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.40)	$0.40	$—	$(0.04)	$0.04	$—	$(0.26)	$0.26	$—	$0.01	$(0.01)	$—	$(0.68)	$0.68	$—
Diluted	$(0.39)	$0.39	$—	$(0.04)	$0.04	$—	$(0.26)	$0.26	$—	$0.01	$(0.01)	$—	$(0.68)	$0.68	$—

(LOSS) EARNINGS PER SHARE:
Basic	$(0.27)	$0.46	$0.18	$0.22	$0.18	$0.40	$(0.83)	$1.19	$0.36	$0.45	$0.00	$0.45	$(0.42)	$1.82	$1.40
Diluted	$(0.27)	$0.46	$0.18	$0.22	$0.18	$0.40	$(0.83)	$1.19	$0.36	$0.45	$0.00	$0.45	$(0.42)	$1.82	$1.40

Average shares outstanding:
Basic	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4	274.4
Diluted	274.5	274.5	274.5	274.5	274.5	274.5	274.4	274.4	274.4	283.5	283.5	283.5	274.7	274.7	274.7

(1)	Charges are primarily related to restructuring, asset impairment, product line exits, acquisitions and divestitures